SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                  CURRENT REPORT UNDER SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (date of earliest event reported):  October 14, 1998
                        Commission File Number:  0-14096


                             FORELAND CORPORATION
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                  NEVADA                            87-0422812
      ------------------------------           ------------------
     (State or other jurisdiction of              (IRS Employer
      incorporation or organization)           Identification No.)



          12596 W. BAYAUD AVENUE
      SUITE 300, LAKEWOOD, COLORADO                   80228
      ------------------------------           ------------------
     (Address of Principal Executive                (Zip Code)
                 Offices)



              Registrant's Telephone Number, including Area Code:
                               (303) 988-3122




                                    N/A
              ----------------------------------------------------
     (Former name, former address, and formal fiscal year, if changed since last report)





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                             ITEM 5.  OTHER EVENTS

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Foreland Corporation announced on October 14, 1998 that the North Pine Creek #1-
6 test well commenced drilling October 13, 1998. This well, in Pine Valley, Nevada, is a 3D seismic defined location that will test three prospective zones and is permitted to be drilled to 6,000 feet. The well is located updip from the Pine Creek #1-7 well that encountered excellent oil shows and DST deliverability in the Humboldt and Indian Well Formations. The well is anticipated to take three weeks to drill. Foreland's partners in this well are True Oil Company, Alpar Resources and T2Y, Inc.


Foreland also announced that it has signed an agreement with McMurry Oil Company in which McMurry will participate with Foreland in the Dixie Flats prospect as a 50% working interest partner. After the North Pine Creek #1-6 well is drilled, the drilling rig will be moved to Foreland's Dixie Flats prospect in western Huntington Valley, which is just east of Pine Valley, to commence drilling the Dixie Flats #1-4 well. This well will test a closed structure that has been defined by seismic and gravity. The well is permitted to drill to 6,000 feet.

The Hot Creek #2-7 well has been permitted in Pine Valley, Nevada, and will be drilled following the Dixie Flats well. However, this will be contingent on the results of the North Pine Creek well, scheduling and weather.


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                                   SIGNATURES

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     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  October 14, 1998

                                          FORELAND CORPORATION


                                         By /s/ N. Thomas Steele, President